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                                                                    EXHIBIT 3.25

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

   Date Received                               (FOR BUREAU USE ONLY)
                                      This document is effective on the date
                                       filled, unless a subsequent effective
                                      date within 90 days after received date is stated in the document.

Name

Howard J. Gourwitz, Esquire

Address
2000 Town Center Suite 1400

City        State   Zip Code                     EFFECTIVE DATE:
Southfield, MI      48075-1147

Document will be returned to the name and address you enter above.
  If left blank document will be mailed to the registered office.

                       RESTATED ARTICLES OF INCORPORATION
                     For use by Domestic Profit Corporations
           (Please read information and instructions on the last page)

     Pursuant to the Provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1. The present name of the corporation is J.J. HUMES, M.D. AND ASSOCIATES, P.C.

2. The identification number assigned by the Bureau is: 118-257

3. All former names of the corporation are: N/A

4. The date of filing the original Articles of Incorporation was: January 2,
   1969

     The following Restated Articles of incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation and are filed for the purpose of changing from a professional service corporation subject to Act 192, P.A. of 1962, as amended to a business corporation subject to Act 284, P.A. of 1972, as amended.

ARTICLE I

The name of the corporation is: AmeriPath Michigan, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed are: to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

GOLD SEAL APPEARS ONLY ON ORIGINAL

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ARTICLE III

The total authorized shares:

     Common shares Fifty Thousand (50,000)    Preferred shares -0-

     A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
     Each share of common stock shall be in all respects equal to every other share of common stock.

ARTICLE IV

1.  The address of the registered office is:

    22101 Moross Road, Grosse Pointe                              Michigan 48236
    (Street Address)   (City)                                         (Zip Code)

2.  The mailing address of the registered office, if different than above:

    ___________________________________________                  Michigan ______
    (Street Address or P.O. Box) (City)                               (Zip Code)

3.  The name of the resident agent is: Herbert I. Krickstein, M.D.

ARTICLE V (Optional. Delete if not applicable.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (Optional. Delete in not applicable.)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders or outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to discent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office its principal place of business or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or be certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

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ARTICLE VII (Additional provisions, if any, may be Inserted here; attach additional pages if needed.)

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

    a.__ These Restated Articles of Incorporation were duly adopted on the _________ day of of____________, 19 _____ in accordance with the provisions of section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

         Signed this ___________ day of  ______________, 19 ______

                  ____________________                 _________________________

                  ____________________                 _________________________
         (Signatures of Incorporators: Type of Print Name Under Each Signature)

    b. /X/ These Restated Articles of Incorporation were duly adopted on the 1st day of December, 1999, in accordance with the provisions of
           Section 642 of the Act and: (check one of the following)

         / / were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as therefore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

         / / were duly adopted by the shareholders. The necessary number of shares of required by statute were voted in favor of these Restated Articles.

         / / were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407 (1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

         /X/ were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407 (2) of the Act.

            Signed this 1st day of December, 1999

            By: /s/ Herbert I. Krickstein
                -----------------------------------------------------------
                      (Signature of an authorized officer or agent)

                Herbert I. Krickstein, M.D.        President
                                                   (Type or Print Name)

GOLD SEAL APPEARS ONLY ON ORIGINAL